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                                     37



Exhibit 3.b:  By-Laws


                          BY-LAWS

                             OF

                    METRIS COMPANIES INC.
                  (a Delaware Corporation)



                         ARTICLE I

                          Offices

          SECTION 1.  Registered Office.  The location of
the Corporation's registered office within the State of Delaware, the name of the registered agent of the Corporation at such office and the post office address to which the Secretary of State of the State of Delaware shall mail a copy of process in any action or proceeding against the Corporation that may be served upon him, shall be in each case as stated in the Certificate of Incorporation.

          SECTION 2.  Other Offices.  The Corporation may
also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.


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                         ARTICLE II

                  Meeting of Stockholders

          SECTION 1.  Place of Meeting.  All meetings of the
stockholders of the Corporation shall be held at such place within or without the State of Delaware as shall be designated by the Board of Directors.

          SECTION 2. Annual Meeting. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date as may be fixed from time to time by resolution of the Board of Directors.

          SECTION 3.  Special Meeting.  Special meetings of
the stockholders for any purpose or purposes may be called only by a majority of the entire board of Directors. Only such business as is specified in the notice of any special meeting of the stockholders shall come before such meeting.

          SECTION 4. Notice of Meetings. Written notice of each meeting of the stockholders, whether annual or special, shall be given, either by personal delivery or by mail, not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to notice of such meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation. Each such notice shall state the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy without protesting, prior to or at the commencement of the meeting, the lack of proper notice to such stockholder, or who shall waive notice thereof as provided in Article X of these By-laws. Notice of adjournment of a meeting of stockholders need not be given if the time and place to which it is adjourned are announced at such meeting, unless the adjournment is for more than 30 days or, after adjournment, a new record date is fixed for the adjourned meeting.

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          SECTION 5.  Quorum.  Except as otherwise required
by law or the Certificate of Incorporation, the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote, which if any vote is to be taken by classes shall mean the holders of a majority of the votes entitled to be cast by the stockholders of each such class, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders.

          SECTION 6. Adjournments. In the absence of a quorum, the holders of a majority of the votes entitled to be cast by the stockholders present in person or by proxy, may adjourn the meeting from time to time without notice other than the announcement at the meeting at which there is no quorum of the date, time and place of the adjourned meeting, unless the date of the adjourned meeting requires that a new record date be fixed, in which case notice of the adjourned meeting shall be given. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

          SECTION 7. Order of Business. At each meeting of the stockholders, the Chairman of the Board, or, in the absence of the Chairman of the Board, such person designated by the Board of Directors, shall act as chairman. At any annual meeting held after the Threshold Time (as defined in the Certificate of Incorporation), only such business shall be conducted as shall have been brought before the annual meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder who complies with the procedures set forth in this Section 7.

          For business properly to be brought by a stockholder before an annual meeting held after the Threshold Time, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal office of the Corporation not less than 30 days nor more than 60 days prior to the annual meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. To be in proper written form, a stockholder's notice to the Secretary shall set forth in writing as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (iii) the class and number of shares of stock of the Corporation which are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 7. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that business was not properly brought before the annual meeting in accordance with the provisions of this Section 7 and, if he should so determine, he shall so declare to the annual meeting and any such business not properly brought before the annual meeting shall not be transacted.


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          SECTION 8.  List of Stockholders.  The Secretary
or other officer of the Corporation who has charge of the stock ledger shall prepare before each meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in such stockholder's name. Such list shall be produced and kept available at the times and places required by law.

          SECTION 9. Voting. Each stockholder of record of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation shall be entitled at each meeting of stockholders to such number of votes for each share of such stock as may be fixed in the Certificate of Incorporation, each stockholder of record of Common Stock shall be entitled at each meeting of stockholders to one (1) vote for each share of such stock registered in such stockholder's name on the books of the Corporation:

          (1) on the date fixed pursuant to Section 6 of
     Article VII of these By-laws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting; or

          (2) if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice of such meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, but in no event more than 70 days prior to the meeting.

          Each stockholder entitled to vote at any meeting of stockholders may authorize not in excess of three persons to act for such stockholder by a proxy signed by such stockholder or such stockholder's attorney-in-fact. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated for holding such meeting, but in any event not later than the time designated in the order of business for so delivering such proxies. No such proxy shall be voted or acted upon after eleven months from its date, unless the proxy expressly provides for a shorter or longer period.

          At each meeting of the stockholders, except as provided in Article III, Section 2 with respect to the election of directors or as required by law, all corporate actions to be taken by vote of the stockholders shall be approved if the number of votes cast in favor of the action exceeds the number of votes cast opposing the action, and where a separate vote by class is required the number of votes cast by stockholders of such class in favor of the action exceeds the number of votes cast by stockholders of such class opposing the action.


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          Unless required by law or determined by the
chairman of the meeting to be advisable, the vote on any matter, including the election of directors, need not be by written ballot. In the case of a vote by written ballot, each ballot shall be signed by the stockholder voting, or by such stockholder's proxy, and shall state the number of shares voted.

          SECTION 10. Inspectors. Either the Board of Directors or, in the absence of designation of inspectors by the Board, the chairman of any meeting of stockholders may, in its or such person's discretion, appoint two or more inspectors to act at any meeting of stockholders. Such inspectors shall perform such duties as shall be specified by the Board or the chairman of the meeting. Inspectors need not be stockholders. No director or nominee for the office of director shall be appointed such inspector.


                        ARTICLE III

                     Board of Directors

          SECTION 1.  General Powers.  The business and
affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

          SECTION 2.  Number, Qualification and Election.
Except as otherwise fixed by or pursuant to the provisions of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, the number of directors of the Corporation shall be determined from time to time by vote of a majority of the entire Board of Directors, provided that the number thereof may not be less than three.


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          Until the Threshold Time, each of the directors of
the Corporation shall hold office until the next annual meeting of stockholders following such director's election and until such director's successor shall have been elected and qualified, or until his earlier death, or resignation or removal in the manner hereinafter provided. After the Threshold Time, the directors, other than those who may be elected by the holders of shares of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation pursuant to the terms of the Certificate of Incorporation shall be classified, with respect to the time for which they severally hold office, into three classes as nearly equal in number as possible: one class whose term expires at the first annual meeting of stockholders after the Threshold Time, another class whose term expires at the second annual meeting of stockholders to be held after the Threshold Time and another class whose term expires at the third annual meeting of stockholders to be held after the Threshold Time, with each class to hold office until its successors are elected and qualified. The classes shall be initially comprised of directors serving on the Board of Directors at the Threshold Time, and the membership of each class shall be initially determined by the Board of Directors at such time. If the number of directors is changed by the Board of Directors after the Threshold Time, any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal as possible; provided, however, that no decrease in the number of directors shall shorten the term of any incumbent director. At each annual meeting of the stockholders of the Corporation after the Threshold Time, subject to the rights of the holders of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.


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          Directors need not be stockholders of the
Corporation. At least two-thirds of the members of the Board of Directors shall be citizens of the United States.
A person that is not a U.S. citizen may not be a candidate for director of the Corporation if such person's election, together with the incumbent directors that are not candidates for election as directors at the same time, would cause less than two-thirds of the Corporation's directors to be U.S. citizens. If, as a result of the election of directors in any given year, less than two-thirds of the duly elected directors will be U.S. citizens, the incumbent directors, together with the directors who were elected in such election who are U.S. citizens, shall have the absolute authority to deny such person that is not a U.S. citizen his office as director of the Corporation.

          In any election of directors, the persons receiving a plurality of the votes cast, up to the number of directors to be elected in such election, shall be deemed elected.

          SECTION 3. Notification of Nominations. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or any nominating committee or person appointed by the Board of Directors or by any stockholder entitled to vote for the election of directors at a meeting which complies with the provisions of this Section 3. After the Threshold Time, any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors by giving timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. To be in proper written form, such stockholder's notice shall set forth in writing (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (ii) as to the stockholder giving the notice (x) the name and address, as they appear on the Corporation's books, of such stockholder and (y) the class and number of shares of stock of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation the information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. In the event that a stockholder seeks to nominate one or more directors, the Secretary shall appoint two inspectors, who shall not be affiliated with the Corporation, to determine whether a stockholder has complied with this Section 3. If the Inspectors shall determine that a stockholder has not complied with this Section 3, the inspectors shall direct the chairman of the meeting to declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-laws of the Corporation, and the chairman shall so declare to the meeting and the defective nomination shall be disregarded.


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          SECTION 4.  Quorum and Manner of Acting.  Except
as otherwise provided by these By-laws, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board, and, except as so provided, or otherwise required by law, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board.
In the absence of a quorum, a majority of the directors present may adjourn the meeting to another time and place.
At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

          SECTION 5.  Place of Meetings.  The Board of
Directors may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

          SECTION 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday under the laws of the place where the meeting is to be held, the meeting which would otherwise be held on that day shall be held at the some hour on the next succeeding business day.

          SECTION 7.  Special Meetings.  Special meetings of
the Board of Directors shall be held whenever called by the Chairman of the Board or by a majority of the directors.

          SECTION 8. Notice of Meetings. Notice of regular meetings of the Board of Directors or of any adjourned meeting thereof need not be given. Notice of each special meeting of the Board shall be mailed to each director, addressed to such director at such director's residence or usual place of business, at least two days before the day on which the meeting is to be held or shall be sent to such director at such place by telegraph or be given personally or by telephone, not later than the day before the meeting is to be held, but notice need not be given to any director who shall, either before or after the meetings submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director. Every such notice shall state the time and place but need not state the purpose of the meeting.

          SECTION 9. Rules and Regulations. The Board of Directors may adopt such rules and regulations not inconsistent with the provisions of these By-laws for the conduct of its meetings and management of the affairs of the Corporation as the Board may deem necessary or proper. In the absence of the Chairman of the Board, such person designated by the Board of Directors shall preside at meetings of the Board.

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          SECTION 10.  Participation in Meeting by Means of
Communications Equipment. Any one or more members of the Board of Directors or any committee thereof may participate in any meeting of the Board or of any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

          SECTION 11.  Action Without Meeting.  Any action
required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all of the members of the Board or of any such committee consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or of such committee.

          SECTION 12. Resignations. Any director of the corporation may at any time resign by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          SECTION 13. Removal of Directors. Prior to the Threshold Time, any director may be removed at any time for cause or without cause by vote of the holders of a majority in voting interest of shares of stock then entitled to vote in the election of directors. The vacancy in the Board caused by any such removal may be filled by the stockholders at such meeting or as provided in Section 14 of Article III of these By-laws. Any director may also be removed at any time prior to the Threshold Time for cause by vote of a majority of the entire Board of Directors.

          After the Threshold Time, directors may be removed only as provided in the Certificate of Incorporation.

          SECTION 14. Vacancies. Prior to the Threshold Time, in the case of any vacancy on the Board or in case of any newly created directorship, a director to fill the vacancy or the newly created directorship for the unexpired portion of the term being filled may be elected by a majority of the directors of the Corporation then in office, though less than a quorum, or by a sole remaining director. The director elected to fill such a vacancy shall hold office for the unexpired term in respect of which such vacancy occurred and until his successor shall be elected and shall qualify or until his earlier death or resignation or removal in the manner provided herein.

          After the Threshold Time, subject to the rights of the holders of any class or series of stock having a preference over any class of the Common Stock of the Corporation as to dividends or upon liquidation, any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, and newly created directorships resulting from any increase in the number of directors shall be filled by the Board, or if not so filled, by the stockholders at the next annual meeting thereof or at a special meeting called for that purpose in accordance with Section 3 of Article II of these By-laws. Any director elected in accordance with the preceding sentence of this Section 14 shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.


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          SECTION 15.  Compensation.  Each director who
shall not at the time also be a salaried officer or employee of the Corporation or any of its subsidiaries (hereinafter referred to as an "outside director"), in consideration of such person serving as a director, shall be entitled to receive from the Corporation such amount per annum and such fees for attendance at meetings of the Board of Directors or of committees of the Board or both, as the Board shall from time to time determine. In addition each director, whether or not an outside director, shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person's duties as a director. Nothing contained in this Section shall preclude any director from serving the Corporation or any of its subsidiaries in any other capacity and receiving proper compensation therefor.


                         ARTICLE IV

               Executive and Other Committees

          SECTION 1.  Executive Committee.  The Board of
Directors may, by resolution adopted by a majority of the entire Board, designate annually three or more of its members, one of whom shall be the Chairman of the Board, to constitute members or alternate members of an Executive
Committee, which Committee shall have and may exercise, between meetings of the Board, all the powers and authority of the Board in the management of the business and affairs of the Corporation, except that the Executive Committee may not:

          (a) authorize dividends or other distributions, except the Executive Committee may authorize or approve a reacquisition of stock, if done according to a formula or method prescribed by the Board of Directors;

          (b) approve or propose to stockholders action that is required to be approved by stockholders;

          (c) fill vacancies on the Board of Directors or on any of its committees;

          (d) amend the Corporation's Certificate of Incorporation;

          (e) adopt, amend, repeal, or waive provisions of these By-Laws,

          (f) approve a plan of merger not requiring stockholder approval; or

          (g) authorize or approve the issuance or sale or a contract for sale of stock, or determine the designation and relative rights, preferences, and limitations of a class or series of preferred stock, except the Board of Directors may authorize the Executive Committee to take the action described herein within limits prescribed by the Board of Directors.

The Board shall have power at any time to change the membership of the Executive Committee, to fill all vacancies in it and to discharge it, either with or without cause.

          SECTION 2.  Other Committees.  The Board of
Directors may, by resolution adopted by a majority of the entire Board, designate from among its members one or more other committees, each of which shall have such authority of the Board as may be specified in the resolution of the Board designating such committee. A majority of all the members of such committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. The board shall have power at any time to change the membership of, to fill all vacancies in and to discharge any such committee, either with or without cause.

          SECTION 3. Procedure; Meetings; Quorum. Regular meetings of the Executive Committee or any other committee of the Board of Directors, of which no notice shall be necessary, may be held at such times and places as shall be fixed by resolution adopted by a majority of the members thereof. Special meetings of the Executive Committee or any other committee of the Board shall be called at the request of the Chairmen of such committee, if any, or any two or more members thereof. Notice of each special meeting of the Executive Committee or any other committee of the Board shall be sent by mail, telegraph or telephone, or be delivered personally to each member thereof not later than the day before the day on which the meeting is to be held, but notice need not be given to any member who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of such notice to such member. Any special meeting of the Executive Committee or any other committee of the Board shall be a legal meeting without any notice thereof having been given, if all the members thereof shall be present thereat. Notice of any adjourned meeting of any committee of the Board need not be given. The Executive Committee or any other committee of the Board may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation or these By-laws for the conduct of its meetings as the Executive Committee or any other committee of the Board may deem proper. A majority of the Executive Committee or any other committee of the Board shall constitute a quorum for the transaction of business at any meeting, and the vote of a majority of the members thereof present at any meeting at which a quorum is present shall be the act of such committee. The Executive Committee or any other committee of the Board of Directors shall keep written minutes of its proceedings and shall report on such proceedings to the Board.

                         ARTICLE V

                          Officers

          SECTION 1. Number; Term of Office; Citizenship. The officers of the Corporation shall be a Chairman of the Board, one or more Vice-Chairmen of the Board, a Chairman of the Executive Committee, if any, a President, a Chief Financial Officer, one or more Vice Presidents, one or more of whom may be designated as Executive or Senior Vice Presidents, a Treasurer, a Secretary and such other officers or agents with such titles and such duties as the Board of Directors may from time to time determine, each to have such authority, functions or duties as in these By-laws provided or as the Board may from time to time determine, and each to hold office for such term as may be prescribed by the Board and until such person's successor shall have been chosen and shall qualify, or until such person's death or resignation, or until such person's removal in the manner hereinafter provided. The Chairman of the Board, the Vice-Chairmen of the Board, if any, and the Chairman of the Executive Committee, if any, shall be elected from among the directors. One person may hold the offices and perform the duties of any two or more of said officers; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Certificate of Incorporation or these By-laws to be executed, acknowledged or verified by two or more officers. The Board may from time to time authorize any officer to appoint and remove any such other officers and agents and to prescribe their powers and duties. The Board may require any officer or agent to give security for the faithful performance of such person's duties. The President and at least two-thirds of the persons designated as executive officers for purposes of the Corporation's periodic reports under the Securities Exchange Act of 1934 shall at all times be citizens of the United States.

          SECTION 2.  Removal.  Any officer may be removed,
either with or without cause, by the Board of Directors at any meeting thereof called for the purpose, or, except in the case of any officer elected by the Board, by any committee or superior officer upon whom such power may be conferred by the Board.

          SECTION 3.  Resignation.  Any officer may resign
at any time by giving notice to the Board of Directors, the Chairman of the Board or the Secretary of the Corporation.
Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          SECTION 4.  Vacancies.  A vacancy in any office
because of death, resignation, removal or any other cause may be filled for the unexpired portion of the term in the manner prescribed in these By-laws for election to such office.

          SECTION 5. Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Corporation and as such shall have general supervision and direction of the business and affairs of the Corporation, subject to the control of the Board of Directors. The Chairman of the Board shall, if present, preside at meetings of the Board of Directors and, if present, preside at meetings of the stockholders.

          SECTION 6.  The President.  The President, if any,
shall be the chief operating officer of the Corporation and a U.S. citizen. The President shall perform such other duties as the Board may from time to time determine.

          SECTION 7.  Vice Chairman of the Board.  Any Vice
Chairman of the Board shall, when requested, counsel with and advise the Chairman of the Board and other officers of the Corporation and shall perform such other duties as the Board may from time to time determine.

          SECTION 8. Chairman of the Executive Committee. The Chairman of the Executive Committee, if any, shall, if present, preside at meetings of the Executive Committee.
Any chairman of the Executive Committee shall, when requested, counsel with and advise the Chairman of the Board and other officers of the Corporation and shall perform such other duties as the Board or the Executive Committee may from time to time determine.

          SECTION 9.  Vice Presidents.  Each Vice President
shall have such powers and duties as shall be prescribed by the Chairman of the Board or the Board of Directors.

          SECTION 10.  Treasurer.  The Treasurer shall
perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the Chairman of the Board, the chief financial officer or the Board of Directors.

          SECTION 11 Secretary. The Secretary shall see that all notices required to be given by the corporation are duly given and served; the Secretary shall be custodian of the seal of the Corporation. The Secretary shall have charge of the stock ledger and also of the other books, records and papers of the Corporation and shall see that the reports, statements and other documents required by law are properly kept and filed; and shall in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to such person by the Chairman of the Board or the Board of Directors.

          SECTION 12.  Assistant Treasurers, Secretaries and
Controllers.  The Assistant Treasurers, the Assistant
Secretaries and the Assistant Controllers shall perform such duties as shall be assigned to them by the Treasurer, Secretary or Controller, respectively, or by the Chairman of the Board or the Board of Directors.

                         ARTICLE VI

           Indemnification of Directors, Officers,
                    Employees and Agents

          SECTION 1.  Right to Indemnification.  The
Corporation shall, to the fullest extent permitted by applicable law as then in effect, indemnify any person (the "Indemnitee") who was or is involved in any manner (including, without limitation, as a party or a witness) or was or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgement in its favor)(a "Proceeding") by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise (including, without limitation, service with respect to any employee benefit plan), whether the basis of any such Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving is a director or officer, against all expenses, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by him in connection with such Proceeding. The right to indemnification conferred in this Article VI shall include the right to receive payment in advance of any expenses incurred by the Indemnitee in connection with such Proceeding, consistent with applicable law as then in effect. All right to indemnification conferred in this
Article VI, including such right to advance payments and the evidentiary, procedural and other provisions of this
Article VI, shall be a contract right. The Corporation may, by action of its Board of Directors, provide indemnification for employees, agents, attorneys and representatives of the Corporation with up to the same scope and extent as provided for officers and directors.

          SECTION 2. Insurance, Contracts and Funding. The Corporation may purchase and maintain insurance to protect itself and any person who is, was or may become an officer, director, employee, agent, attorney or representative of the Corporation or, at the request of the Corporation, an officer, director, employee, agent, attorney or representative of another corporation or entity, against any expense, liability or loss asserted against him or incurred by him in connection with any Proceeding in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such expense, liability or loss under the provisions of this Article VI or otherwise. The Corporation may enter into contracts with any director, officer, employee, agent, attorney or representative of the Corporation, or any person serving as such at the request of the Corporation for another corporation or entity, in furtherance of the provisions of Article XI of the Certificate of Incorporation or this Article VI and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification of any person entitled thereto.

          SECTION 3. Indemnification; Not Exclusive Right. The right of indemnification provided in this Article VI shall not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled under any provision of the Certificate of Incorporation, Bylaw or agreement or otherwise. The provisions of this
Article VI shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Article VI and shall be applicable to all Proceedings, whether arising from acts or omissions occurring before or after the adoption of this Article VI. No amendment or repeal of any provision of this Article VI shall remove, abridge or adversely affect any right of indemnification or any other benefits of the indemnitee under the provisions of this Article VI with respect to any Proceeding involving any act or omission which occurred prior to such amendment.

          SECTION 4. Advancement of Expenses; Procedures; Presumptions and Effect of Certain Proceedings; Remedies.
In furtherance, but not in limitation, of the provisions of the Certificate of Incorporation or the foregoing provisions of this Article VI, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification under the Certificate of Incorporation or this Article VI:

          (a) Advancement of Expenses. All reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements reasonably shall evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expense pursuant to this
Article VI.

          (b) Procedure for Determination of Entitlement to Indemnification. (i) To obtain indemnification, an Indemnitee shall submit to the Chairman of the Board, if any, the President or Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made not later than 60 days after receipt by the Corporation of the written request for indemnification together with the Supporting Documentation. The Chairman of the Board, if any, President or Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that the Indemnitee has requested indemnification.

          (ii)  The Indemnitee's entitlement to
indemnification shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined) (or the Disinterested Director, if only one); (B) by a written opinion of Independent Counsel (as hereinafter defined) if (x) a Change of Control (as hereinafter defined) shall have occurred and the Indemnitee so requests or (y) there is no Disinterested Director or a majority of the Disinterested Directors (or the Disinterested Director, if only one) so directs; (C) by the stockholders of the Corporation (but only if a majority of the Disinterested Directors (or the Disinterested Director, if only one) determines that the issue of entitlement to indemnification should be submitted to the stockholders for their determination); or (D) as provided in Section 4(c) of this Article VI.

          (iii)  In the event the determination of
entitlement to indemnification is to be made by Independent
Counsel pursuant to Section 4(b)(ii) of this Article VI, a majority of the Disinterested Directors (or the Disinterested Director, if only one) shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; provided, however, that if a Change of Control shall have occurred, the Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which the Board of Directors does not reasonably object.

          (c)  Presumptions and Effect of Certain
Proceedings.  Except as otherwise expressly provided in this
Article VI, the Indemnitee shall be presumed to be entitled to indemnification upon submission of a request for indemnification together with the supporting Documentation in accordance with Section 4(b)(i) of this Article VI, and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section 4(b) of this Article VI to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after receipt by the Corporation of the request therefor together with the Supporting Documentation, the Indemnitee shall be deemed to be entitled to indemnification. With regard to the right to indemnification for expenses, if and to the extent that the Indemnitee has been successful on the merits or otherwise in any Proceeding, or if and to the extent that the Indemnitee was not a party to the Proceeding or if a Proceeding was terminated without a determination of liability on the part of the Indemnitee with respect to any claim, issue or matter therein or without any payments in settlement or compromise being made by the Indemnitee with respect to a claim, issue or matter therein, the Indemnitee shall be deemed to be entitled to indemnification, which entitlement shall not be diminished by any determination which may be made pursuant to Sections (4)(b)(ii)(A), (B) or
(C). In either case, the Indemnitee shall be entitled to such indemnification, unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law, in either case as finally determined by adjudication or, at the Indemnitee's sole option, arbitration (as provided in Section 4(d)(i) of this Article VI). The termination of any Proceeding described in Section 1 of this
Article VI, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contender or its equivalent, shall not, of itself, adversely affect the right of the Indemnitee to indemnification or create any presumption with respect to any standard of conduct or belief or any other matter which might form a basis for a determination that the Indemnitee is not entitled to indemnification.

          (d) Remedies of Indemnitee. (i) In the event that a determination is made pursuant to Section 4(b) of this Article VI that the Indemnitee is not entitled to indemnification under this Article VI, (A) the Indemnitee shall be entitled to seek an adjudication of his entitlement to such indemnification either, at the Indemnitee's sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by three arbitrators (or, if the dispute involves less than $100,000, by a single arbitrator) pursuant to the rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) in any such judicial proceeding or arbitration the Corporation shall have the burden of proof that the Indemnitee is not entitled to indemnification under this Article VI.

          (ii) If a determination shall have been made or deemed to have been made, pursuant to Section 4(b) or (c) of this Article VI, that the Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination, unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or
(B) such indemnification is prohibited by law, in either case as finally determined by adjudication or, at the Indemnitee's sole option, arbitration (as provided in Section 4(d)(i) of this Article VI). In the event that
(C) advancement of expenses is not timely made pursuant to
Section 4(a) of this Article VI or (D) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 4(b) or
(c) of this Article VI, the Indemnitee shall be entitled to seek judicial enforcement of the Corporation's obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in subclause (A) or (B) of this clause (ii) (a "Disqualifying Event"); provided, however, that if the Indemnitee shall elect, at his sole option, that such dispute shall be determined by arbitration (as provided in Section 4(d)(i) of this Article VI), the Corporation shall proceed by such arbitration. In any such enforcement or other proceeding or action in which whether a Disqualifying Event has occurred is an issue, the corporation shall have the burden of proving the occurrence of such Disqualifying Event.

          (iii)  The Corporation shall be precluded from
asserting in any judicial proceeding or arbitration commenced pursuant to this Section 4(d) that the procedures and presumptions of this Article VI are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator or arbitrators that the Corporation is bound by all the provisions of this
Article VI.

          (iv) In the event that the Indemnitee, pursuant to this Article VI, seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Article VI, or is otherwise involved in any adjudication or arbitration with respect to his right to indemnification, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by him if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

          (e)  Definitions.  For purposes of this Section 4:
(i) "Change in Control" means a change in control of the Corporation of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 20 percent or more of the combined voting power of the Corporation's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such acquisition; (B) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such trans action or event constitute less than a majority of the Board of Directors thereafter; or (C) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

          (ii) "Disinterested Director" means a director of the Corporation who is not or was not a material party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

          (iii) "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (A) the Corporation or the Indemnitee in any matter or (B) any other party to the Proceeding giving rise to a claim for indemnification under this Article VI. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee's rights under this
Article VI.

          SECTION 5.  Acts of Disinterested Directors.
Disinterested Directors considering or acting on any indemnification matter under this Article VI or otherwise may consider or take action as the Board of Directors or may consider or take action as a committee or individually or otherwise. In the event Disinterested Directors consider or take action as the Board of Directors, one-third of the total number of directors shall constitute a quorum.

          SECTION 6. Severability. If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

                        ARTICLE VII

                       Capital Stock

          SECTION 1. Certificates for Shares. Certificates representing shares of stock of each class of the Corporation, whenever authorized by the Board of Directors, shall be in such form as shall be approved by the Board. Certificates for each class, or series within a class, of stock, shall be numbered consecutively as issued. Each certificate shall state: the name of the Corporation; that it is organized under the laws of the State of Delaware; the name of the registered holder; the number of shares and class and the designation of the series, if any, of the stock represented thereby; and a summary of the designations, relative rights, preferences and limitations applicable to such class and, if applicable, the variations in rights, preferences and limitations determined for each series and the authority of the Board to determine such variations for future series; provided, however, that such summary may be omitted if the certificate states conspicuously on its front or back that the Corporation will furnish the stockholder such information upon written request and without charge. The certificates shall be signed by, or in the name of, the Corporation by the Chairman of the Board or the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all such signatures may be facsimiles if countersigned by a transfer agent or registrar. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.

          The Stock ledger and blank certificates shall be kept by the Secretary or by a transfer agent or by a registrar or by any other officer or agent designated by the Board.

          SECTION 2.  Transfer of Stock.  Transfers of
shares of stock of each class of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by such holder's attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or a transfer agent for such stock, if any, and on surrender of the certificate or certificates for such stock properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. The person in whose name stock stands on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of stock shall be made for collateral security and not absolutely, and written notice thereof shall be given to the Secretary or to such transfer agent, such fact shall be stated in the entry of the transfer. No transfer of stock shall be valid as against the Corporation, its stockholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom trans ferred.

          SECTION 3.  Addresses of Stockholders.  Each
stockholder shall designate to the Secretary or transfer agent of the Corporation an address at which notices of meetings and all other corporate notices may be served or mailed to such person, and, if any stockholder shall fail to designate such address, corporate notices may be served upon such person by mail directed to such person at such person's post office address, if any, as the same appears on the share record books of the Corporation or at such person's last known post office address.

          SECTION 4.  Lost, Destroyed and Mutilated
Certificates. The holder of any share of stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificate therefor; the Corporation may issue to such holder a new certificate or certificates for shares, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction; the Board of Directors, or a committee designated thereby, or the transfer agents and registrars for the stock, may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or such person's legal representative, to give the Corporation a bond in such sum and with such surety or sureties as they may direct to indemnify the Corporation and said transfer agents and registrars against any claim that may be made on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

          SECTION 5. Regulations. The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue and transfer of certificates representing shares of stock of each class of the Corporation and may make such rules and take such action as it may deem expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.

          SECTION 6.  Fixing Date for Determination of
Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment or any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 70 days before the date of such meeting. A determination of stockholders entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date which it must do if the adjourned meeting is not within 120 days of the date fixed for the original meeting.

          SECTION 7.  Stockholder's Right of Inspection.
Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours of business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or at its principal place of business.


                        ARTICLE VIII

                            Seal

          If so directed by the Board of Directors, the Corporation may use a corporate seal. The failure to use such seal, however, shall not affect the validity of any documents executed on behalf of the Corporation. The seal need only include the word "seal," but it may also include, at the direction of the Board of Directors, such additional wording as is permitted by law.


                         ARTICLE IX

                        Fiscal Year

          The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.


                         ARTICLE X

                      Waiver of Notice

          Whenever any notice whatsoever is required to be given by these By-laws, by the Certificate of Incorporation or by law, the person entitled thereto may, either before or after the meeting or other matter in respect of which such notice is to be given, waive such notice in writing, which writing shall be filed with or entered upon the records of the meeting or the records kept with respect to such other matter, as the case may be, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice.

                         ARTICLE XI

                         Amendments

          These By-laws may be amended or repealed, or new By-laws may be adopted, except as provided in Section 3 of
Article VI of these By-laws, (a) at any annual or special meeting of the stockholders, by a majority of the total votes of the stockholders or when stockholders are entitled to vote by class, by a majority of the appropriate class, present in person or represented by proxy and entitled to vote on such action; provided, however, that the notice of such meeting shall have been given as provided in these By-Laws, which notice shall mention that amendment or repeal of these By-laws or the adoption of new By-laws is one of the purposes of such meeting, or (b) by the Board of Directors at any meeting thereof; provided, however, that notice of such meeting shall have been given as provided in these By-Laws, which notice shall mention that amendment or repeal of the By-laws or the adoption of new By-laws is one of the purposes of such meeting; provided further that By-laws adopted by the Board of Directors may be amended or repealed by the stockholders as hereinabove provided; provided further, that the stockholders may limit the power of the Board of Directors to make, amend, alter or repeal the By-Laws of the Company. Notwithstanding the foregoing the provisions of these By-laws with respect to the number, classification, term of office, qualifications, election and removal of directors and the filling of vacancies and newly created directorships, and the amendment thereof, may be amended or repealed or new By-laws affecting such provisions may be adopted only with the unanimous approval of the entire Board of Directors or by the affirmative vote of the holders of at least 80% of the outstanding shares of stock of the Corporation entitled to vote in elections of directors (except that if such proposed amendment or repeal or adoption of new By-laws shall be submitted to the stockholders with the unanimous recommendation of the entire Board of Directors, such provisions may be amended or repealed or such new By-laws may be adopted by the affirmative vote of the holders of a majority of such stock).


                        ARTICLE XII

                         Dividends

          Subject to the provisions of the Certificate of Incorporation relating thereto, if any, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Subject to the provisions of the Certificate of Incorporation, dividends may be paid in cash, in property or in shares of the capital stock of the Corporation.
          Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose or purposes as the Board of Directors shall determine to be in the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                        ARTICLE XIII

                       Miscellaneous

          SECTION 1. Execution of Documents. The Board of Directors or any Committee thereof shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, notes, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation.
Such delegation may be by resolution or otherwise and the authority granted shall be general or confined to specific matters, all as the Board of Directors or any such committee may determine. In the absence of such designation referred to in the first sentence of this Section, the officers of the Corporation shall have such power so referred to, to the extent incident to the normal performance of their duties.

          SECTION 2.  Deposits.  All funds of the
Corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the Board of Directors may from time to time designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board of Directors. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation.

          SECTION 3. Checks, Drafts, Etc. All checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation shall be signed in the name and on behalf of the Corporation by such person or persons and in such manner as shall from time to time be authorized by the Board of Directors.

          SECTION 4.  General and Special Bank Accounts.
The Board of Directors may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board of Directors. The Board of Directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with provisions of these By-laws, as it may deem expedient.


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          SECTION 5.  Proxies in Respect of Securities of
Other Corporations. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, if any, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation in the name and on behalf of the Corporation to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing in the name of the Corporation as such holder to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in order that the Corporation may exercise its said powers and rights.

          SECTION 6. By-laws Subject to Law and Certificate of Incorporation. Each provision of these By-laws is subject to any contrary provision of the Certificate of Incorporation or of any applicable law as from time to time in effect, and to the extent any such provision is inconsistent therewith, such provision shall be superseded thereby for as long as it is inconsistent, but for all other purposes of these By-laws shall continue in full force and effect.

          SECTION 7.  Definition of Certificate of
Incorporation. The term "Certificate of Incorporation" as used in these By-laws means the Certificate of Incorporation of the Corporation as from time to time in effect.